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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment
No. 1 on Form S-8 to Registration Statement on Form S-4 and Form S-8 Registration Statement pertaining to the Sedco Forex Employees Option Plan of Transocean Sedco Forex Inc. of our report dated January 26, 1999, with respect to the consolidated financial statements of Transocean Offshore Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                              /s/ Ernst & Young LLP

Houston, Texas
January 7, 2000